EXHIBIT 5.1

Snell & Wilmer, LLP

One Arizona Center

2425 East Camelback Road

Phoenix, Arizona 85004

Telephone: (602) 382-6000

Facsimile: (602) 382-6070

April 3, 2006

Board of Directors

Aegis Assessments, Inc.

7975 North Hayden Road, Suite D363

Scottsdale, Arizona 85258

Re:                               Registration Statement of Form SB-2

Gentlemen:

You have requested our opinion, as counsel for Aegis Assessments, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form SB-2 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “SEC”). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validity issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or rules and regulations of the Securities Exchange Commission.

Sincerely,

/s/ Snell & Wilmer, LLP
Snell & Wilmer, LLP
Phoenix, Arizona